Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(27,492,724)
Unrealized Gain (Loss) on Market Value of Futures	30,998,414
Dividend Income	13,978
Interest Income	30,749
ETF Transaction Fees	7,364
Total Income (Loss)	$3,557,781

Expenses
General Partner Management Fees	$50,671
Professional Fees	10,082
Brokerage Commissions	46,654
Non-interested Directors' Fees and Expenses	632
Prepaid Insurance Expense	487
NYMEX License Fee	1,266
Total Expenses	$109,792
Net Income (Loss)	$3,447,989

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/20	$53,500,734
Additions (23,850,000 Shares)	244,040,970
Withdrawals (5,700,000 Shares)	(61,125,686)
Net Income (Loss)	3,447,989

Net Asset Value End of Month	$239,864,007
Net Asset Value Per Share (22,550,000 Shares)	$10.64

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596